UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2015

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Audited consolidated financial statements of Select Income REIT, or SIR, including its audited consolidated balance sheets as of July 9, 2014 and December 31, 2013, related audited consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for the periods from January 1, 2014 to July 9, 2014 and from July 2, 2013 to December 31, 2013, notes thereto and certain related financial statement schedules, have been filed in accordance with applicable Securities and Exchange Commission, or SEC, financial reporting requirements as Exhibit 99.1 to Equity Commonwealth’s, or EQC’s, Annual Report on Form 10-K for its fiscal year ended December 31, 2014, or the EQC Report, which was filed by EQC with the SEC on February 19, 2015.

Audited consolidated financial statements of SIR, including its audited consolidated balance sheet as of December 31, 2014, related audited consolidated statement of income and comprehensive income, shareholders’ equity, and cash flows for the period from July 9, 2014 to December 31, 2014, notes thereto and certain related financial statement schedules, have been filed in accordance with applicable SEC financial reporting requirements as Exhibit 99.2 to Government Properties Income Trust’s, or GOV’s, Annual Report on Form 10-K for its fiscal year ended December 31, 2014, or the GOV Report, which was filed by GOV with the SEC on February 20, 2015.

Each of the EQC Report and the GOV Report, including Exhibit 99.1 and Exhibit 99.2 to such reports, respectively, is available at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT INCOME REIT

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

Dated: February 20, 2015